                                                                    Exhibit 99.1
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                INSTRUCTIONS FOR USE OF SUNSHINE PCS CORPORATION
                            SUBSCRIPTION CERTIFICATES

            The  following  instructions  relate  to the  rights  offering  (the
"Rights  Offering")  by  Sunshine  PCS  Corporation,   a  Delaware   corporation
("Sunshine"),  to the holders of its Class A common stock,  par value $.0001 per share, and its Class B common stock,  par value $.0001 per share (together,  the
"Common Stock"), at the close of business on ________, 2002 (the "Record Date").
Such holders will receive one non-transferable subscription right (the "Rights")
for each  share of Common  Stock then held,  with every four such  Rights  being exercisable,  upon payment of $1.00 in cash (the "Subscription  Price"), for one share of Class A Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation  described below and conditioned  upon the exercise of the Basic Subscription Privilege,  each Right shall also carry with it the right to subscribe for, at the Subscription Price, additional shares of Class A Common
Stock available as a result of unexercised Rights, if any (the  "Oversubscription
Privilege") (subject to proration). See "The Rights Offering" in the Prospectus.

            No fractional Rights or cash in lieu thereof will be issued or paid.
Instead,  if  necessary  to  avoid  fractional  Rights,  the  number  of  Rights distributed to a holder will be rounded upward to the nearest whole number.

            The  Rights  will  expire  at 5:00  p.m.,  New York  City  time,  on
________, 2002 (the "Expiration Time").

            The  number of Rights to which you are  entitled  is  printed on the face of your  Subscription  Certificate.  You should  indicate  your wishes with regard to the exercise of your Rights by completing the  appropriate  section on the back of your  Subscription  Certificate and returning it to the Subscription
Agent in the envelope provided.

            Your Subscription  Certificate,  or a Notice of Guaranteed Delivery,
must be received by the  Subscription  Agent at or before the  Expiration  Time.
Payment of the Subscription  Price for all Rights  exercised,  including payment for  oversubscription  shares and  allowing  for  clearance  of any  uncertified personal checks,  must also be received by the  Subscription  Agent at or before the  Expiration  Time.  Once a holder of Rights has  exercised  the Basic and/or
Oversubscription Privilege, such exercise may not be revoked.

            1.  Subscription  Privileges.   To  exercise  Rights,  complete  and
properly execute your  Subscription  Certificate and send it, together with full payment  of the  Subscription  Price  for each  share  of  Class A Common  Stock subscribed  for pursuant to the Basic and  Oversubscription  Privileges,  to the
Subscription  Agent.  Delivery of the  Subscription  Certificate must be made by mail,  hand  or  overnight  delivery.  Facsimile  delivery  of the  Subscription
Certificate  will not constitute  valid  delivery.  All payments must be made in
United  States  dollars by (i)  check or bank draft  drawn upon a United  States bank or postal,  telegraphic  or express money order payable to "American  Stock
Transfer & Trust  Company,  as  Subscription  Agent";  (ii)  wire  transfer of immediately available funds; or (iii) in the case of persons acquiring shares at an aggregate  Subscription Price of $________ or more, an alternative payment method arranged with the Subscription Agent and approved by Sunshine.

                 (a)  ACCEPTANCE  OF PAYMENTS.  Payments  will be deemed to have been  received  by the  Subscription  Agent only upon the (a)  clearance  of any uncertified  personal  check,  (b)  receipt  by the  Subscription  Agent  of any certified  check or bank  draft  drawn  upon a  United  States  bank or  postal, telegraphic  or  express  money  order,  or  funds  transferred  through  a wire transfer,  or (c) receipt of funds by the  Subscription  Agent through an agreed upon  alternative  payment  method.  If you are paying by  uncertified  personal check,  please  note that the funds  represented  thereby may take at least five business days to clear.  Accordingly,  if you wish to pay the Subscription Price by  means  of  uncertified  personal  check,  you  are  urged  to  make  payment sufficiently  in advance of the  Expiration  Time to ensure that such payment is received  and  clears in time.  You are urged to  consider  payment  by means of certified or cashier's check or money order.

                 (b) PROCEDURES FOR GUARANTEED DELIVERY. You may cause a written guarantee  substantially in the form available from the Subscription  Agent (the
"Notice of  Guaranteed  Delivery")  from a member firm of a registered  national securities  exchange  or a member  of the  National  Association  of  Securities
Dealers,  Inc.  or a  commercial  bank or trust  company  having  an  office  or correspondent in the United States, to be received by the Subscription  Agent at or  prior  to the  Expiration  Time,  guaranteeing  delivery  of  your  properly completed and executed  Subscription  Certificate within three  over-the-counter trading days following the date of the Notice of Guaranteed Delivery. Additional copies of the Notice of  Guaranteed  Delivery may be obtained  upon request from the Subscription Agent.  Banks,  brokers and other nominee holders of Rights who exercise  the  Basic and  Oversubscription  Privileges  on behalf of  beneficial owners of Rights  will be  required  to  certify to the  Subscription  Agent and
Sunshine as to the aggregate number of Rights that have been exercised,  and the number of shares of Class A Common Stock that are being  subscribed for pursuant to the  Oversubscription  Privilege by each beneficial  owner of Rights on whose behalf such nominee holder is acting and, if applicable, by such nominee itself.
In the event such  certification  is not delivered in respect of a  Subscription
Certificate,  the  Subscription  Agent  shall for all  purposes  (including  for purposes of any allocation in connection with the Oversubscription Privilege) be entitled  to assume that such  certificate  is  exercised  on behalf of a single
beneficial   owner.   If  more  shares  are   subscribed  for  pursuant  to  the
Oversubscription Privilege than are available for sale, shares will be allocated among beneficial owners  exercising the  Oversubscription  Privilege,  pro rata, based on the number of shares of Class A Common Stock  subscribed  for under the
Oversubscription Privilege.

                 (c) CONTACTING THE SUBSCRIPTION  AGENT. The address and contact numbers of the Subscription Agent are as follows:

                       American Stock Transfer &  Trust Co.
                                 59 Maiden Lane
                               New York, NY 10038
                            Facsimile (718) 234-5001
                            Telephone (718) 921-8200

                 (d) PARTIAL EXERCISE; EFFECT OF OVER- AND UNDERPAYMENTS. If you
exercise  fewer  than  all  of  the  Rights   evidenced  by  your   Subscription
Certificate,   the  Subscription   Agent  will  issue  you  a  new  Subscription
Certificate evidencing the unexercised Rights.  However, if you choose to have a new  Subscription  Certificate  sent to you,  you may not  receive it in time to exercise the Rights evidenced  thereby.  If you have not indicated the number of
Rights  being  exercised,  or if the  dollar  amount you have  forwarded  is not sufficient to purchase (or exceeds the amount  necessary to purchase) the number of  shares  subscribed  for,  you will be  deemed  to have  exercised  the Basic
Subscription  Privilege with respect to the maximum number of Rights that may be exercised,  based on the  Subscription  Price  payment  delivered by you. To the extent that the Subscription  Price payment delivered by you exceeds the product of the  Subscription  Price  multiplied by the number of Rights evidenced by the
Subscription  Certificates delivered to you (such excess being the "Subscription
Excess"),  you will be deemed to have exercised your Oversubscription  Privilege to purchase,  to the extent  available,  that number of shares of Class A Common
Stock equal to the quotient obtained by dividing the Subscription  Excess by the
Subscription Price (subject to proration).

            2. Delivery Of Stock Certificates, Etc. The following deliveries and payments  to you  will  be  made  to the  address  shown  on the  face  of  your
Subscription  Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate:

            (a) BASIC SUBSCRIPTION  PRIVILEGE.  As soon as practicable after the valid exercise of Rights and the Expiration  Time, the  Subscription  Agent will mail to you  certificates  representing  the  shares  of  Class A  Common  Stock purchased by you pursuant to the Basic Subscription Privilege.

                 (b)  OVERSUBSCRIPTION  PRIVILEGE.  As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights  Offering  have been  effected,  and taking into account any delays or extensions in closing the oversubscription purchases, the Subscription
Agent  will mail to you,  if you have  validly  exercised  the  Oversubscription
Privilege,   that   number  of  shares   allocated   to  you   pursuant  to  the
Oversubscription Privilege. See "The Rights Offering" in the Prospectus.

                 (c)  EXCESS  PAYMENTS.   As  soon  as  practicable   after  the
Expiration  Time, and after all prorations and  adjustments  contemplated by the terms of the Rights  Offering have been effected,  the  Subscription  Agent will

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mail to you, if you have exercised the  Oversubscription  Privilege,  any excess funds  received  from you  (without  interest  or  deduction)  in payment of the
Subscription  Price for shares that were subscribed for but not allocated to you pursuant to the Oversubscription Privilege.

            3.   Execution.

                 (a)  EXECUTION  BY  REGISTERED  HOLDER.  The  signature  on the
Subscription  Certificate must correspond with the name of the registered holder exactly as it appears on the face of the  Subscription  Certificate  without any alteration or change whatsoever.  Persons who sign the Subscription  Certificate in a  representative  or other  fiduciary  capacity must indicate their capacity when  signing  and,  unless  waived  by the  Subscription  Agent in its sole and absolute  discretion,  must  present  to  the  Subscription  Agent  satisfactory evidence of their authority to so act.

                 (b) EXECUTION BY PERSON OTHER THAN  REGISTERED  HOLDER.  If the
Subscription  Certificate is executed by a person other than the holder named on the face of the  Subscription  Certificate,  proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the
Subscription Agent, in its sole and absolute discretion, dispenses with proof of authority.

                 (c) SIGNATURE GUARANTEES.  Your signature must be guaranteed by an Eligible  Institution (as defined in Sunshine's  Prospectus  dated _________,
2002) if you wish to have a new Subscription  Certificate or Certificates issued in a name  other  than the one in which  the old  Subscription  Certificate  was issued, or if you specify special payment or delivery instructions.

            4.  Method Of  Delivery.  The  method of  delivery  of  Subscription
Certificates  and payment of the Subscription  Price to the  Subscription  Agent
will be at your election and risk. If sent by mail, it is recommended  that they be sent by registered mail, properly insured, with return receipt requested, and that  a  sufficient  number  of  days  be  allowed  to  ensure  delivery  to the
Subscription Agent prior to the Expiration Time.

            5. Special  Provisions  Relating To The  Delivery Of Rights  Through
Depository Facility Participants. In the case of holders of Rights that are held of record through the Depositary Trust Company  ("DTC"),  exercises of the Basic and  Oversubscription  Privileges may be effected by instructing DTC to transfer
Rights from such  holder's  DTC  account to the DTC account of the  Subscription
Agent, together with payment of the Subscription Price for each share of Class A
Common  Stock  subscribed  for  pursuant  to  the  Basic  and   Oversubscription
Privileges.

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